Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jessica Greer

(434) 382-7366

investorrelations@endi-inc.com

Enterprise Diversified Announces Changes to its Senior Management and Board of Directors

Richmond, VA—October 5, 2018—Enterprise Diversified, Inc. (OTCQB: SYTE) (“ENDI” or the “Company”) announced several changes to its senior management and board of directors. Current chief executive officer and director, Steven Kiel, has been appointed as chairman of the board. Current general counsel, G. Michael Bridge, has been appointed chief executive officer and will be appointed to the board of directors at the next scheduled board meeting in November. Current controller, Alea Kleinhammer, has been appointed chief financial officer. Current director, Jeremy Gold, will be resigning from the board of directors at the next scheduled board meeting in November.

Additional information can be found in a letter to shareholders from Steven Kiel and Michael Bridge here.

About Enterprise Diversified, Inc.

Enterprise Diversified, Inc. and its subsidiaries engage in several diverse business activities in the following industries: asset management, real estate, internet access, and home services. The company's philosophy is to centralize capital allocation decisions at the corporate level and decentralize operational decisions among subsidiary managers. Copies of Enterprise Diversified’s press releases and additional information about the company are available at www.enterprisediversified.com.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements are not guaranties of future performance, and actual results may differ materially from those forecasted.

The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,”

“project,” “plan,” “potential,” “may,” “should,” “expect,” “pending,” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs, or projections.